Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-108128) of Cott Corporation of our report dated June 3, 2005 relating to the financial statements of The Restated Cott USA 401(k) Savings & Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
June 29, 2005